Exhibit A

This Schedule 13G is filed by Voya Financial, Inc. pursuant to Rule 13d-1(b)(1)(ii)(G) as the ultimate parent corporation of the following entities, each of which is a direct or indirect wholly owned subsidiary of Voya Financial, Inc.:

Voya Retirement Insurance and Annuity Company

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Voya Insurance and Annuity Company

State of Incorporation: Iowa

Address: 909 Locust St Des Moines, IA 50309

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

ReliaStar Life Insurance Company

State of Incorporation: Minnesota

Address: 20 Washington Ave S, Minneapolis, MN 55401

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Security Life of Denver Insurance Company

State of Incorporation: Colorado

Address: c/o Voya Investment Management, LLC, 5780 Powers Ferry Rd, Suite 300, Atlanta, GA 30327

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Voya Investment Management, LLC*

State of Formation: Delaware

Address: 5780 Powers Ferry Rd, Suite 300, Atlanta, GA 30327

Item 3 Classification: Registered Investment Adviser

*	As investment adviser to foregoing subsidiaries